                                                                     EXHIBIT 2.2


                              AGREEMENT OF MERGER

                                       OF

                            NETWORK APPLIANCE, INC.

                                      AND

                        INTERNET MIDDLEWARE CORPORATION

                 This Agreement of Merger, dated as of the 17th day of March, 1997 ("Merger Agreement"), by and between Network Appliance, Inc., a California corporation ("Acquiror"), and Internet Middleware Corporation, a California corporation ("Target").

                                    RECITALS

         A. Target was incorporated in the State of California on May 6, 1996 and on the date hereof has an authorized capital stock of 25,000,000 shares of Common Stock, no par value ("Target Common Stock"). On the date hereof 4,992,500 shares of Target Common Stock are outstanding and 424,290 shares of Target Common Stock are subject to issuance upon the exercise of outstanding stock options ("Target Rights").

         B. Acquiror was incorporated in the State of California on April 21, 1992 and on the date hereof has an authorized capital stock of 55,000,000 shares of Common Stock ("Acquiror Common Stock") and 5,000,000 shares of Preferred Stock ("Acquiror Preferred Stock"). At the close of business on March 14, 1997, 15,753,147 shares of Acquiror Common Stock were outstanding, and 2,102,236 shares of Acquiror Common Stock were subject to issuance upon the exercise of outstanding stock options ("Acquiror Rights").

         C. Acquiror and Target have entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Agreement and Plan of Reorganization are intended to be construed together to effectuate their purpose.

         D. The Boards of Directors of Target and Acquiror deem it advisable and in their mutual best interests and in the best interests of the shareholders of Target and Acquiror, respectively, that Target be acquired by Acquiror through a merger ("Merger") of Target with and into Acquiror.





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         E.      The Boards of Directors of Acquiror and Target and the
shareholders of Target have approved the Merger.

                                   AGREEMENTS

                 The parties hereto hereby agree as follows:

                 1. Target shall be merged with and into Acquiror, and Acquiror shall be the surviving corporation.

                 2. The Merger shall become effective at such time (the "Effective Time" of the Merger) as this Merger Agreement and the officers' certificates of Acquiror and Target are filed with the Secretary of State of the State of California pursuant to Section 1103 of the California Corporations Code.

                 3. At the Effective Time of the Merger (i) all shares of Target Common Stock that are owned directly or indirectly by Target, Acquiror or any subsidiary of Acquiror shall be cancelled, and no securities of Acquiror or other consideration shall be delivered in exchange therefor, (ii) each other share of Target Common Stock issued and outstanding shall be converted automatically into and exchanged for .0345267 of a share of Acquiror Common Stock, and (iii) each of the Target Rights (as defined in the Agreement and Plan of Reorganization) shall be converted into the right to purchase Acquiror Common Stock as set forth more fully in the Agreement and Plan of Reorganization.

                 4. All shareholders of Target shall have approved the Merger prior to the Effective Time and no shareholders shall have elected to exercise dissenters' rights in accordance with Chapter 13 of the California Corporations Code.

                 5. Notwithstanding any other term or provision hereof but subject to the proviso in the second sentence of Section 3, no fractional shares of Acquiror Common Stock shall be issued, but in lieu thereof each holder of Target Common Stock who would otherwise, but for rounding as provided herein, be entitled to receive a fraction of a share of Acquiror Common Stock shall receive from Acquiror an amount of cash equal to the per share market value of Acquiror Common Stock (deemed to be $39.30) multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. The fractional share interests of each Target shareholder shall be aggregated, so that no Target shareholder shall receive cash in an amount greater than the value of one full share of Acquiror Common Stock.

                 6. The conversion of Target Common Stock into Acquiror Common Stock as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Target Common Stock shall thereupon be entitled to receive shares of Acquiror Common Stock in accordance with Section





                                       2.
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3.  Such shareholder shall receive certificates that represent that number of shares of Acquiror Common Stock in accordance with the following procedures:

                          (a)     As soon as practicable after the Effective
Time of the Merger, Acquiror shall make available for exchange in accordance with Section 3, through such reasonable procedures as Acquiror may adopt, the shares of Acquiror Common Stock issuable pursuant to Section 3 in exchange for outstanding shares of Target Common Stock.

                          (b)     Promptly after the Effective Time of the
Merger, the Exchange Agent (as defined in Section 1.6 of the Agreement and Plan of Reorganization) shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Target Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon receipt of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates in exchange for certificates evidencing Acquiror Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor the number of shares of Acquiror Common Stock to which the holder of Target Common Stock is entitled pursuant to Section 3 hereof and is represented by the certificate so surrendered, along with a check representing the value of any fractional shares as defined pursuant to Section 5 hereof. The certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of Target, Acquiror Common Stock may be delivered to a transferee if the certificate representing such Target Common Stock is presented to Acquiror and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 6, each certificate shall be deemed at any time after the Effective Time of Merger to represent the right to receive upon such surrender such number of shares of Acquiror Common Stock as provided by Section 3 and the provisions of applicable law.

                          (c)     No dividends on the shares of Acquiror Common
Stock shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the shares of Acquiror Common Stock so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

                          (d)     All shares of Acquiror Common Stock delivered
upon the surrender for exchange of Target Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Target Common Stock. There shall be no further registration of transfers on the stock transfer books





                                       3.
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of the Target of the Target Common Stock that was outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to Acquiror for any reason, they shall be cancelled and exchanged as provided in this Section 6.

                 7. At the Effective Time of the Merger, the separate existence of Target shall cease, and Acquiror shall succeed, without other transfer, to all of the rights and properties of Target and shall be subject to all the debts and liabilities thereof in the same manner as if Acquiror had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Target shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

                 8. This Merger Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

                 9. (a) The Restated Articles of Incorporation of Acquiror shall be the Restated Articles of Incorporation of Acquiror as the surviving corporation (the "Surviving Corporation") after the Merger unless thereafter amended.

                          (b)     The Bylaws of Acquiror in effect immediately
prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                          (c)     The directors and officers of Acquiror
immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

                 10.      (a)     Notwithstanding the approval of this Merger
Agreement by the shareholders of Target, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of Acquiror and Target.

                          (b)     Notwithstanding the approval of this Merger
Agreement by the shareholders of Target, this Merger Agreement shall terminate forthwith in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

                          (c)     In the event of the termination of this
Merger Agreement as provided above, this Merger Agreement shall forthwith become void, and there shall be no liability on the part of Target or Acquiror or their respective officers or directors, except as otherwise provided in the Agreement and Plan of Reorganization.





                                       4.
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                          (d)     This Merger Agreement may be signed in one or
more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                          (e)     This Merger Agreement may be amended by the
parties hereto any time before or after approval hereof by the shareholders of Target, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.





                                       5.
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                 IN WITNESS WHEREOF, the parties have executed this Merger
Agreement as of the date first written above.


                                        ACQUIROR



                                        By: /s/ Daniel J. Warmenhoven
                                            ---------------------------------
                                            Daniel J. Warmenhoven,
                                            President


                                        By: /s/ Jeffry Allen
                                            ----------------------------------
                                            Jeffry Allen, Secretary


                                        TARGET



                                        By: /s/ Len Rand
                                            ----------------------------------
                                            Len Rand, Chief Executive Officer



                                        By: /s/ Peter B. Danzig
                                            ----------------------------------
                                            Peter B. Danzig, Secretary








                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                             OFFICERS' CERTIFICATE
                                       OF
                        INTERNET MIDDLEWARE CORPORATION

                 Len Rand, Chief Executive Officer, and Peter B. Danzig, President and Secretary, of Internet Middleware Corporation, a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:

                 1. That they are the duly elected, acting and qualified Chief Executive Officer and President and Secretary, respectively, of the Corporation.

                 2. There is one authorized class of shares, consisting of 25,000,000 shares of Common Stock, no par value. There were 4,992,500 shares of Common Stock outstanding and entitled to vote on the Agreement of Merger in the form attached. No other shares of capital stock are outstanding.

                 3. The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation in accordance with the California Corporations Code.

                 4. Approval of the Agreement of Merger by the holders of at least 51% of the outstanding shares of Common Stock was required. The percentage of the outstanding shares of each class of the Corporation's shares entitled to vote on the Agreement of Merger which voted to approve the Agreement of Merger equaled or exceeded the vote required.

                 Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in Palo Alto, California, on March 17, 1997.



                                           /s/ Len Rand
                                        -------------------------------------
                                        Len Rand, Chief Executive Officer



                                           /s/ Peter B. Danzig
                                        ---------------------------------------
                                        Peter B. Danzig, President and Secretary

                             OFFICERS' CERTIFICATE

                                       OF

                            NETWORK APPLIANCE, INC.


                 Daniel J. Warmenhoven, President and Chief Executive Officer, and Jeffry Allen, Secretary and Chief Financial Officer, of Network Appliance, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:

                 1. That they are the duly elected, acting and qualified President and Chief Executive Officer and Secretary and Chief Financial Officer, respectively, of the Corporation.

                 2. There are two authorized classes of shares, consisting of 55,000,000 shares of Common Stock, no par value, of which 15,753,147 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, no par value, none of which are issued and outstanding.

                 3. The Agreement of Merger in the form attached was approved by the board of directors of the Corporation in accordance with the California Corporations Code.

                 4. No vote of the shareholders of the Corporation was required pursuant to California Corporations Code Section 1201(b).
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                 Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in Santa Clara, California, on March 17, 1997.


                                        /s/ Daniel J. Warmenhoven
                                        ---------------------------------------
                                        Daniel J. Warmenhoven,
                                        President


                                        /s/ Jeffry R. Allen
                                        ---------------------------------------
                                        Jeffry R. Allen, Secretary